UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 24, 2008

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

     Incorporated pursuant to the Laws of the State of Delaware Internal Revenue Service – Employer Identification No. 16-1158413 205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Item 2.02 Results of Operations and Financial Condition

On July 24, 2008, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending June 30, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

July 24, 2008	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

July 24, 2008	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1 For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

Performance Technologies Announces Second Quarter 2008 Financial Results

“Company Reports $.05 earnings per share for the latest quarter”

ROCHESTER, NY – July 24, 2008 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading provider of innovative communications solutions, today announced its financial results for the second quarter 2008.

Financial Summary

Revenue in the second quarter 2008 amounted to $11.2 million, compared to $9.6 million in the second quarter 2007. Revenue for the six months ended June 30, 2008 amounted to $22.2 million, compared to $19.0 million during the corresponding period in 2007.

Net income in the second quarter 2008 amounted to $.6 million, or $.05 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share, based on 11.7 million shares outstanding. Net (loss) in the second quarter 2007 amounted to $(0.4) million, or $(.03) per basic share, and included stock-based compensation expense of $.2 million, or $.01 per share; write-off of software development costs amounting to $.5 million, or $.04 per share; restructuring charges of $.2 million, or $.02 per share; a recovery on a note receivable of $.5 million, or $.02 per share; and discrete income tax charges totaling $.3 million, or $.03 per share, based on 12.9 million shares outstanding.

Net income for the six months ended June 30, 2008 amounted to $1.2 million, or $.10 per diluted share, including stock-based compensation expense of $.3 million, or $.02 per share, based on 11.7 million shares outstanding. Net (loss) for the six months ended June 30, 2007 amounted to $(1.0) million, or $(.08) per basic share, including a write-off of software development costs amounting to $.5 million, or $.04 per share; restructuring charges of $.2 million, or $.02 per share; a recovery on a note receivable of $.5 million, or $.02 per share; and discrete income tax charges totaling $.3 million, or $.03 per share, based on 13.0 million shares outstanding.

The Company had 11.6 million common shares outstanding at June 30, 2008. The decline in number of common shares outstanding is primarily attributable to the Company repurchasing .2 million and 1.3 million common shares over the past three and twelve month periods, respectively, for an aggregate purchase price of $1.0 million and $6.2 million, respectively. Cash and investments amounted to $34.0 million at June 30, 2008, or $2.93 per share, and the Company had no long-term debt.

“We are pleased with our second quarter financial results, which again exceeded the upper end of our earnings guidance,” said John Slusser, president and chief executive officer. “Our focus on key 2008 initiatives of market diversification, investment in our signaling products and organization, and emphasis on gross margin generated tangible results during the first half. During the second half of 2008, we will continue this focus and execution of our strategies for long-term growth while pursuing near-term business objectives, recognizing challenging economic conditions exist in some of our end markets.”

Business Overview and Guidance

The Company targets three vertical markets for its communications products - telecommunications, aerospace and defense, and commercial. The OEM telecommunications market, which is historically our largest vertical market, continues to be very challenging with investments in broad-based next-generation infrastructure by carriers and service providers being relatively limited. Second quarter sales to aerospace and defense customers grew substantially over the first quarter and we are now seeing aerospace and defense opportunities in Europe. The commercial market is seeing some sluggishness due to current turmoil in applications such as those for the financial markets. Demand for our signaling systems products continues to rise as carriers and service providers respond to the worldwide explosive growth in text messaging and the cost saving benefits of migrating to IP-based networks.

Overall the Company’s forward-looking visibility of customer orders continues to be very limited. This lack of customer visibility makes it challenging to forecast revenue and generally results in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter.

The Company provides guidance only on earnings per share expected in the next quarter. Management anticipates earnings per share in the third quarter 2008 to be in the range of $.00 to $.05 per share. These per share estimates include a $.02 per share discrete income tax benefit and exclude stock-based compensation expense of $.01 per share and restructuring charges (if any).

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open standards-based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2007, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

# # #

A conference call will be held on Friday, July 25 at 10:00 a.m., New York time, to discuss the Company’s financial performance for the second quarter 2008. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from July 25 through July 29, 2008. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 630602. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$30,862,000	$15,592,000
Investments		14,150,000
Accounts receivable	7,945,000	7,933,000
Inventories	5,106,000	4,783,000
Prepaid income taxes		713,000
Prepaid expenses and other assets	675,000	916,000
Deferred taxes	1,983,000	2,037,000
Total current assets	46,571,000	46,124,000

Investments	3,165,000	2,500,000
Property, equipment and improvements	2,221,000	2,260,000
Software development costs	3,553,000	3,297,000
Deferred taxes	1,220,000	1,196,000
Goodwill	4,143,000	4,143,000
Total assets	$60,873,000	$59,520,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,375,000	$1,392,000
Accrued expenses	4,762,000	4,425,000
Income taxes payable	186,000
Total current liabilities	6,323,000	5,817,000

Income taxes payable	818,000	807,000
Total liabilities	7,141,000	6,624,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	15,829,000	15,483,000
Retained earnings	46,265,000	45,231,000
Accumulated other comprehensive loss	(223,000)
Treasury stock	(8,272,000)	(7,951,000)
Total stockholders’ equity	53,732,000	52,896,000
Total liabilities and stockholders’ equity	$60,873,000	$59,520,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Sales	$11,225,000	$9,603,000	$22,206,000	$18,959,000
Cost of goods sold	4,857,000	4,540,000	9,702,000	9,241,000
Software capitalization write-off		475,000		475,000
Gross profit	6,368,000	4,588,000	12,504,000	9,243,000

Operating expenses:
Selling and marketing	2,135,000	1,673,000	4,239,000	3,276,000
Research and development	2,272,000	2,413,000	4,684,000	5,323,000
General and administrative	1,313,000	1,184,000	2,495,000	2,504,000
Restructuring charges		214,000		214,000
Total operating expenses	5,720,000	5,484,000	11,418,000	11,317,000
Income (loss) from operations	648,000	(896,000)	1,086,000	(2,074,000)

Note receivable recovery		143,000		143,000
Other income, net	268,000	773,000	657,000	1,206,000
Income (loss) before income taxes	916,000	20,000	1,743,000	(725,000)

Income tax provision	280,000	450,000	516,000	323,000
Net income (loss)	$636,000	$(430,000)	$1,227,000	$(1,048,000)

Basic earnings (loss) per share	$.05	$(.03)	$.10	$(.08)

Weighted average common shares	11,687,000	12,864,000	11,691,000	13,036,000

Diluted earnings per share	$.05		$.10

Weighted average common and
common equivalent shares	11,693,000		11,711,000